Exhibit 99.2

MOBILE COMPLETE, INC.

(DBA DEVICEANYWHERE)

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

September 30,
2011

ASSETS
Current assets:
Cash and cash equivalents	$436,521
Accounts receivable, net of allowance for doubtful accounts of $13,244	1,628,783
Prepaid expenses and other current assets	245,327
Total current assets	2,310,631
Property and equipment, net	1,391,036
Other assets	85,301
Total assets	$3,786,968

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$645,824
Accrued expenses	1,547,620
Deferred revenue	2,862,203
Current portion of capital lease obligations	62,283
Current portion of notes payable	1,832,533
Total current liabilities	6,950,463
Notes payable	2,022,805
Long-term deferred revenue	300,000
Capital lease obligations	59,698
Preferred stock warrant liability	826,575
Total liabilities	10,159,541

Commitments (see Note 4 and 7)
Stockholders’ deficit:
Convertible preferred stock—$0.001 par value; 19,000,000 shares authorized; 14,684,429 shares issued and outstanding (aggregate liquidation preference of $10,576,000)	14,685
Common stock—$0.001 par value; 42,000,000 shares authorized; 17,438,890 shares issued and outstanding	17,439
Additional paid-in capital	10,910,083
Accumulated other comprehensive income (loss)	(2,268)
Accumulated deficit	(17,312,512)
Total stockholders’ deficit	(6,372,573)
Total liabilities and stockholders’ deficit	$3,786,968

See accompanying notes to unaudited condensed consolidated financial statements

MOBILE COMPLETE, INC.

(DBA DEVICEANYWHERE)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Nine Months Ended September 30,
	2011	2010
Revenue, net	$14,973,553	$12,876,647
Cost of revenue	6,499,393	4,735,350
Gross margin	8,474,160	8,141,297
Operating expenses:
General and administrative	4,303,098	4,658,158
Sales and marketing	3,965,951	3,115,703
Research and development	2,563,998	1,516,865
Total costs and expenses	10,833,047	9,290,726
Loss before interest, other and income tax expense	(2,358,887)	(1,149,429)
Interest and other expense, net	506,746	616,892
Loss before income tax expense	(2,865,633)	(1,766,321)
Income tax expense	138,670	96,305
Net loss	$(3,004,303)	$(1,862,626)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
Net Loss	$(3,004,303)	$(1,862,626)
Other comprehensive income (loss):
Gain (loss) on foreign currency translation	(47,947)	20,592
Comprehensive loss	(3,052,250)	(1,842,034)

See accompanying notes to unaudited condensed consolidated financial statements.

MOBILE COMPLETE, INC.

(DBA DEVICEANYWHERE)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(3,004,303)	$(1,862,626)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,462,803	981,802
Stock-based compensation	37,357	66,031
Change in fair value of stock warrant liability	(5,463)	146,497
Allowance for doubtful accounts and write off of accounts receivable	(130,319)	135,000
Amortization of debt discounts	52,732	71,454
Changes in operating assets and liabilities:
Accounts receivable	408,793	248,827
Prepaid expenses and other current assets	424,653	(422,853)
Accounts payable and accrued expenses	35,320	693,834
Deferred revenue	384,005	(1,146,732)
Net cash used in operating activities	(334,422)	(1,088,766)

Cash flows from investing activities:
Purchase of property and equipment	(464,870)	(616,906)
Net cash used in investing activities	(464,870)	(616,906)

Cash flows from financing activities:
Repayment of notes payable	(1,288,789)	(723,426)
Principal payments on capital lease obligations	(46,712)	(21,095)
Proceeds from issuance of common stock	101,563	40,275
Proceeds from issuance of notes payable	2,000,000	—
Net cash provided by (used in) financing activities	766,062	(704,246)

Effect of exchange rate changes on cash and cash equivalents	(47,947)	20,592
Net change in cash and cash equivalents	(81,177)	(2,389,326)
Cash and cash equivalents at beginning of the period	517,698	3,639,563
Cash and cash equivalents at end of the period	$436,521	$1,250,237

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$138,670	$96,306
Cash paid for interest expense	$514,756	$476,183

Supplemental schedule of investing and financing activities:
Equipment acquired under capital lease obligations	$2,454	$184,395
Issuance of warrants in connection with the issuance of notes payable	$237,325	$—

See accompanying notes to unaudited condensed consolidated financial statements.

MOBILE COMPLETE, INC.

(DBA DEVICEANYWHERE)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)   Business and Summary of Significant Accounting Policies

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements of Mobile Complete, Inc., as of and for the years ended December 31, 2010 and 2009. In the opinion of management, all adjustments consisting of normal recurring accruals necessary for a fair presentation have been included. The results of operations for the nine months ended September 30, 2011 and 2010 are not necessarily indicative of the operating results for the full fiscal year or future periods.

Mobile Complete, Inc. (dba DeviceAnywhere) (the Company) was incorporated on March 7, 2005, in the State of Delaware.  The Company develops testing device technology for mobile applications.  The Company sells its products in North America, South America, Europe and Australia, and maintains wholly owned subsidiaries in Europe, Australia and Japan, that provide sales, service and product development services to the Company.

On October 18, 2011, the Company was acquired by Keynote Systems, Inc. (see note 11 ” Subsequent Events”).

Basis of Presentation

The consolidated financial statements include accounts of the Company and its wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Foreign Currency Translation

The United States dollar is the functional currency for the Company.  For consolidation purposes, assets and liabilities of the subsidiaries are translated from local currencies at the current rate of exchange at the balance sheet date.  Income and expense items are translated at the average exchange rate for the period.  The resulting cumulative translation adjustments are presented as accumulated other comprehensive income (loss) in the stockholders’ deficit section of the balance sheet.  Foreign currency transaction gains and losses are recorded as other income and expense in the consolidated statements of operations.

Comprehensive Income (Loss)

The Company reports comprehensive income (loss), which includes the Company’s net income (loss), as well as changes in equity from other sources.  As of September 30, 2011 and 2010, the difference between net income (loss) and comprehensive income (loss) for the Company results from foreign currency translation adjustments.

Recently Adopted Accounting Pronouncements

In September 2009, the Financial Accounting Standards Board (“FASB”) amended the accounting guidance related to revenue recognition for arrangements with multiple deliverables and arrangements that include software elements. The new accounting guidance permits prospective or retrospective adoption, and the Company elected prospective adoption during the first quarter of fiscal 2011. Refer to Note 2, “Revenue Recognition” for additional information on the impact of adoption.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments purchased with original maturities of three months or less.  Cash equivalents consist of money market funds.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives, generally eighteen to forty-eight months.  Leasehold improvements are amortized over the shorter of the asset’s useful life or the remaining term of the related lease.

Software Development Costs

The Company capitalizes software development costs upon the determination of technological feasibility.  The determination of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors including anticipated future gross revenues, estimated economic life and changes in hardware and software technology.  Software development costs incurred subsequent to the establishment of technological feasibility have not been material.

Accounting for Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.  No impairment of long-lived assets has occurred during the nine months ended September 30, 2011 and 2010.

Warranty Reserve

The Company provides a warranty on its products for a period of one year.  Factors that affect the Company’s warranty reserve include the number of products sold, historical experience and management’s judgment regarding anticipated rates of warranty claims and cost per claim.  At September 30, 2011 and 2010, the Company has not provided for a warranty accrual as the claims to date have not been material.

Concentration of Credit Risk and Major Customers

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company maintains its cash and cash equivalents primarily at one financial institution.  The balances exceeded the Federal Deposit Insurance Corporation’s insurable limit at September 30, 2011 and 2010.  The Company generally does not require collateral on accounts receivable, as the majority of the Company’s customers are large, well-established companies.  The Company provides reserves for credit losses based on historical experience and a detailed assessment of the collectability of its accounts receivable.  In estimating the allowance for doubtful accounts, management considers, among other factors, (i) the aging of the accounts receivable, including trends within and ratios involving the age of the accounts receivable, (ii) the Company’s historical write-offs, (iii) the credit-worthiness of each customer, (iv) the economic conditions of the customer’s industry, and (v) general economic conditions.  In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet their financial obligations, the Company records a specific allowance against amounts due from the customer.

Research and Development

Research and development costs are expensed as incurred and consist primarily of salary and related expenses.

Income Taxes

The Company accounts for income taxes using the asset and liability method.  Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities.  Deferred income taxes are classified as current or noncurrent based on the classification of the related assets and liabilities giving rise to the temporary differences.  A valuation allowance is provided against the Company’s deferred income tax assets when their realization is not reasonably assured.

The Company periodically reviews its operations and significant income tax provisions for uncertainties and areas of judgment in the application of complex tax regulations in several tax jurisdictions and provides a liability for potential income taxes where applicable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, reported amounts of revenue and expenses in the consolidated financial statements and accompanying notes.  Key estimates in the consolidated financial statements include revenue, allowance for doubtful accounts, estimated useful lives of property and equipment, accrued expenses, assumptions used to calculate fair value of warrants, assumptions used in accounting for stock-based compensation and the income tax provision valuation allowance.  Actual results could differ from those estimates.

Stock-Based Compensation

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares at date of grant.  The Company accounts for all stock option grants using the fair value method and stock-based compensation is recognized as the underlying options vest.

Certain Significant Risks and Uncertainties

The Company operates in the software and high technology industry and, accordingly, can be affected by a variety of factors.  Management believes that changes in any of the following areas could have a significant negative effect on the Company’s future financial position, results of operations and cash flows:  the ability to obtain additional financing; regulatory changes; fundamental changes in the technology underlying software products; market acceptance of the Company’s products under development; development of sales channels; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

Freestanding Preferred Stock Warrants

The Company accounts for certain warrants related to the Company’s convertible preferred stock as a liability.  The warrants are subject to re-measurement at each balance sheet date and any change in fair value is recognized as a component of other income and expense.  The Company will adjust the liability for changes in fair value until the earlier of the exercise, expiration or the completion of a liquidation event.

(2)   Revenue Recognition

The Company derives revenue from hardware, software licenses, maintenance agreements and other related products and services.  Maintenance includes technical support and the right to receive updates and enhancements on a when-and-if available basis for a stated term, generally one to three years.  Services are considered a separate element of the arrangement and include installation, training, and consulting.  Revenue from software licenses is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable and collection is probable.  If the fee is not fixed or determinable, revenue is recognized ratably over the service period.  Maintenance revenue is recognized ratably over the maintenance term.  Services revenue is generally recognized when services are performed.

For arrangements entered into prior to January 1, 2011 that include rights to multiple software products, hardware, support and/or other services, the Company is not able to allocate the total arrangement fee among each element because vendor specific objective evidence (VSOE) of fair value cannot be ascertained for all elements, primarily maintenance.  Accordingly revenue is deferred until the delivery of the undelivered elements and recognized ratably over the maintenance period.

In October 2009, the Financial Accounting Standards Board (FASB) issued new accounting guidance (Accounting Standards Update (ASU) 2009-13 and ASU 2009-14) for revenue arrangements with multiple deliverables.  The new guidance impacts the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting.  Additionally, the guidance modifies the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of revenue recognition in accounting for multiple deliverable arrangements.

The Company evaluates each deliverable in an arrangement to determine whether they represent separate units of accounting. For arrangements within the scope of the new revenue accounting guidance, a deliverable constitutes a separate unit of accounting when it has standalone value and there are no customer-negotiated refunds or return rights for the delivered elements. Allocation of the consideration is determined at arrangement inception on the basis of each unit’s relative selling price.

When applying the relative selling price method under the new guidance, the Company determines the selling price for each deliverable using its best estimated selling price (BESP), as the Company has determined it is unable to establish VSOE or third-party evidence (TPE) of selling price for the deliverables. BESP reflects the Company’s best estimates of what the selling prices of elements would be if they were sold regularly on a stand-alone basis. The Company determines BESP for a deliverable by considering multiple factors including historical prices for standalone and bundled arrangements against price lists, market conditions, competitive landscape and internal costs.

The Company adopted the amended accounting guidance and prospectively applied its provisions to arrangements entered into or materially modified on or after January 1, 2011. The adoption of the new revenue accounting guidance had the primary effect of recognizing hardware and related essential software sold under an annual or perpetual license, excluding maintenance, at the time of customer acceptance rather than ratably over the contract term. Customer orders received prior to the beginning of 2011 and customer orders for non-essential software continue to be recognized ratably because VSOE does not exist for the undelivered elements of the arrangement, typically maintenance.

As a result of adopting the new accounting guidance, the Company recognized $934,000 of net revenue and $522,000 of related direct costs of revenue for the nine months ended September 30, 2011, that would otherwise have been recognized in subsequent periods under the previous accounting guidance. If the new accounting guidance had not been adopted, the Company would have reported $14.0 million of revenue for the nine months ended September 30, 2011.

(3)         Property and Equipment

Property and equipment consists of the following at September 30, 2011:

Machinery and equipment	$1,762,125
Computer hardware	289,065
Leasehold improvements	176,929
Furniture and fixtures	254,810
2,482,929
Less accumulated depreciation and amortization	1,091,893
$1,391,036

At September 30, 2011 the Company had equipment under capital lease obligations with a cost of $186,849 and accumulated depreciation of $65,190.

(4)         Borrowings

Loan and Security Agreement

The Company has a Loan and Security Agreement (the Agreement) with a commercial bank, under which the Company can finance accounts receivable in an amount up to 80% of eligible receivables (as defined) not to exceed $2,000,000.  Interest is accrued at a rate of prime plus 0.75% if the Company maintains a cash balance of $1,000,000 or greater and prime plus 1.75% if the Company’s cash balance drops below $1,000,000.  All advances, plus finance charges and fees, are due on the earliest of the date on which payment is received from the customer for each respective financed receivable, the date on which the customer account is no longer eligible, or the maturity date of the Agreement.  In April 2010, the Agreement was amended decreasing the borrowing base to $500,000.  There were no outstanding borrowings under the line of credit at September 30, 2011.  The Agreement has been amended to extend the maturity date to April 2012.

The Agreement also provided for additional borrowings of up to $1,000,000 in term notes.  The Company borrowed $1,000,000 in two equal draws of $500,000.  Each note bears interest at an annual rate of 7.5% and is due in thirty-six equal monthly installments of principal and interest through October 2011.  Borrowings under the Agreement are secured by substantially all of the Company’s assets.  Outstanding borrowings under the term notes were fully repaid as of September 30, 2011.

In connection with the term notes, the Company issued a warrant for the purchase of 19,550 shares of Series B convertible preferred stock (Series B), plus the number of shares determined to be 5% of the amount borrowed divided by the exercise price of $1.023 per share, totaling 48,876 shares.  The warrant was immediately exercisable and expires in August 2018.  The Company determined a relative fair value of $38,742 for the warrant using the Black-Scholes option pricing model.  The $38,742 was recorded as a debt discount to the notes and warrant liability and is being amortized to interest expense over the repayment term of the related notes using the straight-line method.  The amount was fully amortized during the nine months ended September 30, 2011. Amortization during the nine months ended September 30, 2011 and 2010 was $9,336 and $9,328, respectively.

Note Payable

In November 2009, the Company entered into a note payable agreement (the Note) with a financial institution under which the Company borrowed $4,000,000.  The Note bears interest at an annual rate of 12% and requires interest only payments for six months followed by thirty-six monthly installments of $132,857, representing principal and interest, and is due in April 2013.  Borrowings under the Note are secured by substantially all of the Company’s assets.

In January 2011, the Company amended the Note by extending a second tranche, under which the Company borrowed $2,000,000.  Interest only payments are required for six months followed by thirty-six monthly installments of principal and interest.  All principal and interest is due in August 2014.

Outstanding borrowings under the Note as of September 30, 2011 were $4,242,171.

In connection with the Note, the Company issued a warrant for the purchase of 351,906 shares of Series B at $1.023 per share.  The warrant was immediately exercisable and expires in November 2019.  The Company determined the fair value of the warrant using the Black-Scholes option pricing model, assuming a fair value of the Company’s Series B of $1.023 per share, risk-free interest rate of 3.5%, volatility of 75%, no dividends during the expected term and a contractual life of ten years.  The relative fair value of $289,126 was recorded as a debt discount and warrant liability and is being amortized to interest expense over the repayment term of the Note using the straight-line method.  The amount amortized during the nine months ended September 30, 2011 and 2010 was $82,607 and $75,723, respectively.

Future maturities of long-term debt in each of the years ending December 31 are as follows:

Remaining 3 months of 2011	$475,314
2012	2,049,762
2013	1,208,855
2014	508,240
4,242,171
Less unamortized debt discounts	386,833
3,855,338
Less current maturities	1,832,533
Notes Payable, net of current portion and debt discounts	$2,022,805

(5)   Capital Stock

Convertible Preferred Stock

The Company is authorized to issue 19,000,000 shares of preferred stock with a par value of $0.001 per share.  At September 30, 2011, the Board of Directors had designated 7,500,000 shares as Series A convertible preferred stock (Series A), of which 6,860,821 were issued and outstanding at September 31, 2011, and 11,500,000 shares as Series B, of which 7,823,608 were issued and outstanding at September 30, 2011.

The rights, preferences, privileges and restrictions for the Series A and Series B (together, preferred stock) are as follows:

The holders of Series B are entitled to receive non-cumulative dividends, prior and in preference to any declaration or payment of any dividends to the holders of Series A or common stock at the annual rate of $0.0818 per share, as adjusted for stock splits, stock dividends, reclassifications or the like, on each outstanding share, when and if declared by the Board of Directors.  The holders of Series A are entitled to receive non-cumulative dividends, prior and in preference to any declaration or payment of any dividends to the holders of common stock, at the annual rate of $0.03 per share, as adjusted for stock splits, stock dividends, reclassifications or the like, on each outstanding share, when and if declared by the Board of Directors.  As of September 30, 2011, no dividends have been declared or paid by the Company.

In the event of any liquidation, dissolution or winding up of the Company, acquisition or sale of substantially all of the Company’s assets, the holders of Series B and Series A are entitled to receive, in preference to any distribution of assets to the holders of common stock, a per share amount equal to $1.023 for Series B and $0.375 for Series A, as adjusted, plus any declared but unpaid dividends. Any amounts remaining after such distribution will be distributed to the holders of Series B, Series A and common stock pro rata, on an as-converted basis. Should the Company’s legally available assets be insufficient to satisfy the liquidation preferences, the available funds will be distributed ratably among the holders of preferred stock.

Holders of Series B and Series A are entitled to one vote for each share of common stock into which such share of preferred stock is convertible.  Holders of Series B and Series A, voting as separate classes, are each entitled to elect one member of the Board of Directors, remove such directors and fill any vacancies created by such directors.  Holders of common stock, voting as a separate class, are entitled to elect one member of the Board of Directors, remove such director and fill any vacancy created by such director.  Holders of preferred stock and common stock, voting together as a single class, are entitled to elect all remaining members of the Board of Directors, remove such directors and fill any vacancies created by such directors.

Each share of preferred stock is convertible, at the option of the holder, to common stock on a one-to-one basis, subject to adjustment of the initial conversion price.  Each share of preferred stock automatically converts into the number of shares of common stock into which the shares are convertible upon the earlier of:  (i) the closing of a public offering of common stock at a per-share price of at least $5.00 and with gross proceeds of at least $35,000,000; or (ii) the consent of a majority of the then outstanding preferred stock.

Common Stock

The Company is authorized to issue 42,000,000 shares of common stock with a par value of $0.001 per share.  At September 30, 2011, the Company had 17,438,890 common shares issued and outstanding.

Stock Warrants

In November 2006, the Company issued warrants for the purchase of 77,046 shares of Series B with an exercise price of $1.023 per share in connection with services received.  The warrants remain outstanding at September 30, 2011 and expire in November 2013.

The Company issued additional warrants in connection with borrowing arrangements as discussed in Note 4.

(6)   Stock Option Plan

The Company has a stock option plan under which the Board of Directors may grant incentive stock options to employees and non-qualified stock options to employees, directors and consultants.  The Company has reserved 3,666,667 shares of common stock for issuance under the plan.  Under the plan, incentive and non-qualified stock options may be granted at a price not less than fair value and 85% of fair value, respectively (110% of fair value to holders of 10% or more of voting stock).  Fair value is determined by the Board of Directors.  Options are exercisable over periods not to exceed ten years (five years for incentive stock options granted to holders of 10% or more of voting stock) from the date of grant.  Generally, options vest over four years with 25% vesting after one year of service and 1/48th vesting monthly thereafter.

The fair value of each award is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:  expected life ranging from 5.79 to 6.09 years (5.79 to 6.09 years in 2010); risk-free interest rates between 1.65% to 3.00% (1.65% to 2.99% in 2010); expected volatility ranging from 50% to 58% (54% to 56% in 2010) and no dividends during the expected life.  Expected volatility is based on historical volatilities of public companies operating in the Company’s industry.  The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post-vesting employment termination behavior.  The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

For the nine months ended September 30, 2011 and 2010, the Company recognized $37,357 and $66,031, respectively, of stock-based compensation expense.  No income tax benefits have been recognized in the consolidated statements of operations for stock-based compensation arrangements.

Stock-based compensation for unvested options granted and outstanding as of September 30, 2011 and 2010, is $46,832 and $89,890, respectively, to be recognized over a weighted-average remaining requisite service period of 0.05 and 0.87 years, respectively.

Stock option activity under the plan is as follows:

		Options Outstanding
	Shares		Weighted-
	Available	Shares	Average
	For Grant	Under Option	Exercise Price
Balances, December 31, 2009	626,269	2,765,946	$0.238
Granted	(129,750)	129,750	0.487
Exercised	—	(149,676)	0.210
Canceled	111,274	(111,274)	0.278
Balances, September 30, 2010	607,793	2,634,764	$0.249

		Options Outstanding
	Shares		Weighted-
	Available	Shares	Average
	For Grant	Under Option	Exercise Price
Balances, December 31, 2010	555,279	2,687,278	$0.257
Granted	(187,000)	187,000	1.040
Exercised	—	(62,802)	0.255
Canceled	419,813	(419,813)	0.290
Balances, September 30, 2011	788,092	2,391,663	$0.315

The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2011 and 2010 were $1.04 and $0.28, respectively. The intrinsic value related to options exercised during the nine months ended September 30, 2011 and 2010 was $49,322 and $43,356 respectively.

At September 30, 2011 and 2010, options outstanding had a weighted-average remaining contractual life of 6.50 and 7.23, respectively. Outstanding options vested and exercisable as of September 30, 2011 and 2010 were 1,827,989 and 1,810,304, respectively, with a weighted-average exercise price of $0.232 and $0.226, respectively.

(7)   Lease Commitments

The Company leases various office facilities and equipment under operating lease agreements expiring at various dates through August 2012.  The Company is responsible for certain insurance, property tax and maintenance expenses under the terms of the leases.  The Company recognizes rent on a straight-line basis over the terms of the leases.  The difference between required lease payments and rent expense has been recorded as deferred rent.  Total rent expense was $348,454 and $278,866 for the nine months ended September 30, 2011 and 2010, respectively. Additionally, the Company leases computer equipment under capital lease agreements, which expire through 2013.

Future minimum payments for the years ending December 31 under these lease agreements are as follows:

	Capital	Operating
	Leases	Leases
Remaining 3 months of 2011	$19,358	$5,051
2012	77,434	9,953
2013	51,889	—
	148,681	$15,004
Less amount representing interest	26,700
Present value of future minimum lease payments	121,981
Less current portion	62,283
Capital Lease Obligations, net of current portion	$59,698

(8)   Income Taxes

Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial statement and income tax reporting purposes.  The Company’s net deferred income tax assets at September 30, 2011 were $6.4 million, which have been fully offset by a valuation allowance as their realization is not reasonably assured.  These deferred income tax assets consist primarily of the benefit of net operating loss carryforwards.

The Tax Reform Act of 1986 limits the use of net operating losses and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company.  If the Company should have an ownership change, as defined by the tax law, utilization of the carryforwards could be restricted.

The Company applies the provisions set forth in FASB Accounting Standards Codification (ASC) Topic 740 to account for uncertainty in income taxes. The Company recognizes the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities.  The Company has analyzed the tax positions, and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken in the Company’s income tax returns.  The Company does not anticipate any significant increases or decreases of unrecognized tax benefits during the next twelve months.  The Company recognizes interest and, if applicable, penalties for any uncertain tax positions.  Interest and penalty expense, if any, would be recorded as a component of income tax expense.  No interest or penalties were recorded in 2011 and 2010.

The Company files income tax returns in the U.S. federal jurisdiction and the state of California.  The Company is no longer subject to U.S. federal, state and local examinations by tax authorities for years before 2007.

(9)   Related Party Transactions

In June, July, and September of 2009, the Company loaned $150,000 to the Company’s Chief Executive Officer, payable upon demand, at an interest rate of 4% per year. Principal and accrued interest of $98,664 was outstanding at September 30, 2011 and is included in accounts receivable.  In October 2011, all principal and accrued interest was repaid in full.

During the nine months ended September 30, 2011 and 2010, the Company recognized revenue of $223,000 and $147,000, respectively, from a customer who is also a stockholder of the Company. At September 30, 2011, the Company had a receivable of $11,000 from this customer.

During the nine months ended September 30, 2010, the Company’s Pakistan location was dissolved.  During the period of dissolution, the Company engaged with a Pakistan entity, which was wholly owned by a direct relative of the Chief Executive Officer, to provide services related to the dissolution.  Payments made to this entity during the nine months ended September 30, 2010 were $311,276.

(10) Employee Benefit Plan

The Company has a 401(k) plan (the Plan), which is a defined contribution retirement plan qualified under Section 401(k) of the Internal Revenue Code.  Eligible employees may elect to contribute a percentage of their compensation to the Plan.  The Plan provides for Company contributions at the discretion of the Board of Directors.  No Company contributions have been made to the Plan. Subsequent to September 30, 2011, the Plan was terminated.

(11) Subsequent Events

On October 18, 2011, the Company was acquired by Keynote Systems, Inc. under a definitive Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, the Company became a wholly-owned subsidiary of Keynote for approximately $60 million in cash. In addition, Keynote may pay earn-out proceeds to the Company’s shareholders of up to an additional $30 million in cash if certain bookings, revenue and profitability milestones are achieved in 2011 and 2012. Outstanding warrants were exercised and outstanding loans and capital leases were paid off subsequent to September 30, 2011 as a condition of closing.